EXHIBIT 5.1

[Letterhead of O’Melveny & Myers LLP]

September 20, 2004

American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to American States Water Company, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Commission on September 21, 2004, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate amount of $12,000,000: (i) debt securities (the “Debt Securities”), to be issued in one or more series under an indenture dated as of December 1, 1998 (the “Indenture”) between the Company and Chase Manhattan Bank Trust Company, National Association, as trustee (the “Trustee”), as it may be supplemented or amended from time to time; (ii) shares of the Company’s preferred shares, no par value (the “Preferred Stock”), to be issued in one or more series; (iii) shares of the Company’s depositary shares (the “Depositary Shares”); and (iv) shares of the Company’s common shares, no par value (the “Common Stock”). The Debt Securities, the Preferred Stock, the Depositary Shares and the Common Stock are collectively referred to herein as the “Offered Securities.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

     (i) the Registration Statement;

     (ii) the Indenture;

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     (iii) the proposed form of Deposit Agreement, including the form of Deposit Receipt attached as Exhibit A thereto;

     (iv) a specimen certificate representing the Common Stock;

     (v) the Amended and Restated Articles of Incorporation, as amended, of the Company, as presently in effect;

     (vi) the Bylaws of the Company, as presently in effect; and

     (vii) the Unanimous Written Consent of the Board of Directors of the Company (the “Board Resolutions”) relating to the offering of the Offered Securities and related matters.

     We have obtained and relied upon those certificates of public officials as we considered appropriate.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that the Company’s obligations will depend on the enforceability of a document against other parties to such document, we assume such document is enforceable against such other parties.

     We do not express any opinion as to the laws of any jurisdiction other than those of the States of California and New York.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

     1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Board of Directors of the Company has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Debt Securities by the Trustee in the name of The Depository Trust Company (“DTC”) or its nominee has been effected; and (iv) the Company receives the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws), (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange

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prevailing on a date determined pursuant to applicable law, and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

     2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of the State of California; (iii) either (a) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or (b) the book entry of the Offered Preferred Stock by the transfer agent for the Company’s Preferred Stock in the name of DTC or its nominee has been effected; and (iv) the Company receives consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible property actually received by the Company or its wholly owned subsidiary (other than promissory notes, unless the promissory notes are adequately secured by collateral other than the Offered Preferred Shares, or future services), or a combination thereof, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

     3. With respect to the shares of Depositary Shares (the “Offered Depositary Shares”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and underlying Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of California; (iii) the Deposit Agreement has been duly executed and delivered; (iv) certificates representing the shares of the underlying Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for such Preferred Stock and delivered in the manner provided in the Deposit Agreement; (v) either (a) certificates representing the shares of the Offered Depositary Shares have been manually signed by an authorized officer of such transfer agent and registrar, and delivered to the purchasers thereof, or (b) the book entry of the Offered Depositary Shares in the name of DTC or its nominee has been effected; and (vi) the Company receives consideration per share of the Depositary Shares in such amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible property actually received by the Company or its wholly owned subsidiary (other than promissory notes, unless the promissory notes are adequately secured by property other than the Depositary Shares or the underlying Preferred Stock, or future services), or a combination thereof, the issuance and sale of the shares of Offered Depositary Shares will have been authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

September 20, 2004 — Page 4

     4. With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) either (a) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof or (b) the book entry of the Offered Common Stock by the transfer agent for the Company’s Common Stock in the name of DTC or its nominee has been effected; and (iii) the Company receives consideration per share of the Offered Common Stock in such an amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible personal property of the Company or its wholly owned subsidiary (other than promissory notes, unless the promissory notes are adequately secured by collateral other than the Offered Common Stock, or future services), or a combination thereof, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued upon exchange or conversion of any Debt Securities or shares of Preferred Stock or Depositary Shares that are exchangeable or convertible into Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

     Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Offered Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Respectfully submitted,
/s/ O’MELVENY & MYERS LLP
O’Melveny & Myers LLP